STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

February 13, 2017

Job Number: C20170213-0906
Reference Number: 00010548853-34
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20170063791-56	Stock Split	2 Pages/1 Copies

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Christal Shirley
Certificate Number: C20170213-0906
You may verify this certificate
online at **http://www.nvsos.gov/**

090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20170063791-56
Barbara K. Cegavske	Filing Date and Time
Secretary of State	02/13/2017 10:48 AM
State of Nevada	Entity Number C8549-1985

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Sigma Labs, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

15,000,000 shares of common stock, $0.001 par value per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

7,500,000 shares of common stock, $0.001 par value per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1-for-2 reverse stock split. 6,307,577 currently outstanding shares of common stock, $0.001 par value per share, will become 3,153,801 shares of common stock, $0.001 par value per share, after the stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued in connection with the foregoing reverse stock split. Continued on Page 2, Exhibit A.

7. Effective date and time of filing: (optional) Date: February 15, 2017 Time: 5:30 am
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

President and CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Exhibit A to Certificate of Change Pursuant to NRS 78.209
of
Sigma Labs, Inc.

6.

Any fractional shares that result from the reverse split of common stock, $0.001 par value per share, shall be rounded up to the nearest whole share of common stock, $0.001 par value per share.